UNOFFICIAL SUMMARY TRANSLATION

FORM OF

WORKING CAPITAL LOAN AGREEMENT

[ DATE ]

WORKING CAPITAL LOAN AGREEMENT

Contract No: Year                             No.

Borrower (Party A): Beihai Hi-Tech Wealth Technology Development Co. , Ltd.

Address: Industrial Park, Beihai

Legal Representative: Li Ming

Lender (Party B): [ Bank]

Address:

Legal Representative:

Party A is applying for loan from Party B for the purpose according to Item 2.1 in this contract. Party B has agreed to lend the loan to Party A. In order to clarify the rights and obligations of the two parties, Party A and Party B conclude this contract after equal consultation in accordance with “Contract Law”, “Loan Regulations” and other relevant laws and regulations.

Item 1 Type of Loan

1.1 The loan hereunder is working capital loanømiddle or short-term÷.

Item 2 Purpose of Loan

2.1 The purpose of the loan hereunder is for purchasing of                         .

2.2 Party A shall not modify the purpose of this loan without written consent of Party B.

Item 3 Loan Amount and Term

3.1 The loan amount is Renminbi                          (RMB                          )

3.2 The loan term hereunder is    months, from                          to                          .

3.3 Party A shall make one withdrawal according to item 3.2. Under special circumstances, the withdrawal can be made 5 days earlier or later with the written consent of Party B. The actual date of withdrawal is based on the date of the borrowing receipt of Party A and Party B. Borrowing receipt or loan withdrawal proof is a non-separable part of this contract. Except for the withdrawal date, other matters shall be based on this contract if they are different from this contract.

Item 4 Interest Rate and Interest Computation

4.1 Interests are computed daily rate based on the actual number of days (daily interest rate = annual interest rate/360) after the actual date of withdrawal. Interest payment is made         and the interest payment day is__ of each month. If the interest payment day is on the non-working day of bank, the interest payment will be made on the next bank working day. All interests shall be paid when the loan is due.

4.2 The loan interest rate hereunder is determined according to item       .

4.2.1 The annual interest rate is ___ fixed and no adjustment will be made during the term of the contract;

4.2.2 The interest rate hereunder is               the prime rate of the People Bank of China for the same type of loan. The interest rate is adjusted             per period. One period is one year. The time to determine the interest rate of the first period is the contract effective date. According to the prime rate of the People Bank of China for the same type of loan at the contract effective date and the floating range agreed upon by both parties, Party B decides the interest rate of the current period is ______% per annum. The time to determine the interest rates of the second and future periods are the corresponding dates to the contract effective date. Party B will decide the interest rate for the period according to the prime rate of the People Bank of China for the same type of loan at the corresponding date to the contract effective date and the floating range agreed upon by both parties. If there is no corresponding date to the contract effective date, the last day of the month will be the corresponding date.

For installment withdrawal, the interest rate is the interest rate of the period based on the contract effective date or the corresponding date to the contract effective date and will be adjusted next period at the corresponding date to the contract effective date.

The corresponding date to the contract effective date is one period after the contract effective date, for example, if the contract effective date is May 9, the corresponding date of the second period is June 9 if the period is one month; and the corresponding date of the second period is August 9 if the period is one quarter; and the corresponding date of the second period is May 9 the next year if the period is one year.

4.2.3 Other method: ___

Party B will send a written notice to Party A within 30 days for the change of interest rate. The execution is not affected whether the notice is received by Party A or not.

4.3 If the Bank of China changes the interest rate or the method to determine the interest rate, the interest rate will be determined by the rules of Bank of China.

Item 5 Source and Method of Repayment

5.1 The source of repayment of Party A for the loan principal amount hereunder is from but not limited to:

5.1.1 Sales revenue and operating income

5.1.2 Other income.

5.2 If there is any restrictions caused by other agreements on Party A for the repayment of loan, those agreements shall not influence Party A’s obligation of loan repayment under this contract. Under no circumstance shall Party A use item 5.1 to refuse to fulfill its obligation to repay the loan under this contract.

5.3 Party A shall pay the full interest amount timely according to the contract and repay the principal amount according to the agreement in item _____.

5.3.1 One repayment, Party A shall make one repayment for the total principal amount on                          ;

5.3.2 Installment Payment, the repayment amounts and the dates are as follows:

5.3.2.1 ___ Year ___ Month ___ Date, Amount ___ ;

5.3.2.2 ___ Year ___ Month ___ Date, Amount ___ ;

5.3.2.3 ___ Year ___ Month ___ Date, Amount ___ ;

5.3.2.4 ___ Year ___ Month ___ Date, Amount ___ ;

5.3.2.5 ___ Year ___ Month ___ Date, Amount ___ ;

5.4 Party A shall prepare enough fund for Party B’s account for the accrued interest of the period or principal amount before the interest date and principal repayment date according to the contract and authorize Party B to transfer fund from Party A’s account on the date of interest payment and principal repayment.

Item 6 Guarantee

6.1 The method of guarantee hereunder is mortgage.

6.2 Party A has the obligation to assist Party B to enter into a Guarantee Agreement         between Party B and the Guarantor.

6.3 If the guarantee hereunder has changes not favorable to Party B, Party A shall provide other satisfactory guarantee upon Party B’s notice.

Item 7 Rights and Obligations of Two Parties

7.1 Rights and obligations of Party A:

7.1.1 withdraw and use the loan proceeds according to the purpose and term of the contract;

7.1.2 Upon Party B’s consent, Party A can make earlier repayment and shall compensate the anticipated loss and other expenses of Party B;

7.1.3 Shall be responsible for the truth, accuracy and completeness of the documents provided during the investigation;

7.1.4 Accept voluntarily the investigation, understanding and supervision of Party B for the use of the loan;

7.1.5 Assist Party B actively for the investigation, understanding and supervision of the production, management and financial information, and has obligation to provide to Party B the Income Statement, Balance Sheets and other relevant financial statements;

7.1.6 Repay the principal and interest of the loan according to the contract;

7.1.7 Be responsible for the related expenses hereunder, including but not limited to the expenses of notary, assessment, registration, etc;

7.1.8 Shall mail the return receipts within 3 days for the letters and documents sent by Party B;

7.1.9 If there are activities such as lease, business combination, business acquisition, joint-venture, spin-off, change of stocks, major assets transfer and other activities which affect Party B’s rights, Party A shall notify Party B at least 30 days earlier and get Party B’s written approval. Otherwise, no such activities are allowed before the full repayment of all the debts.

7.1.10 Shall send written notice to Party B within 7 days for the changes of residence, mailing address, scope of business, legal representative and other business registration matters;

7.1.11 Shall send written notice to Party B immediately for the incidents which endanger its normal business and other incidents which affect adversely its repayment obligation, including but not limited to major business disputes, bankruptcy, deterioration of financial condition, etc.

7.1.12 If the business is stopped and terminated, Party A shall send written notice to Party B within 5 days after the occurrence of the incidents and promise to return the principal and interest amounts.

7.2 the rights and obligations of Party B:

7.2.1 Request Party A to provide all documents related to this loan;

7.2.2 Withdraw money from Party A’s account for principal, interests, compound interests, interest penalty and other fees which shall be paid by Party A, according to the agreement of this contract or laws and regulations;

7.2.3 has right to perform credit penalty, inform related government organizations, inform the media if Party A tries to avoid Party B’s supervision, not repay the principal and interests or other activities resulted from breach of contract;

7.2.4 provide the full loan amount each period to Party A according to the contract (excluding delay caused by Party A);

7.2.5 keep the information regarding Party A’s debts, finance, production and management confidential, excluding those agreed in this contract or required by laws and regulations.

Item 8 Liability of Breach of Contract

8.1 Party A and Party B shall fulfill the obligations in this contract after the contract comes into effect. Any Party shall be liable for breach of contract if it fails to fulfill or fully fulfill the obligations in the contract.

8.2 If Party A does not withdraw the loan according to item 3.3 in this contract, Party B has the right to receive daily late liquidation damage based on the contracted interest rate.

8.3 If Party B does not provide the loan according to item 3.3 in this contract, it will pay for the daily late liquidation damage based on the contracted interest rate.

8.4 If Party A prepays the loan in the contract without Party B’s written consent, Party B has the right to collect the interest based on the loan term and interest rate in this contract.

8.5 If Party A does not repay the principal of the loan and interest on the loan when the loan is due, Party B has the right to set a payment deadline. Party A will authorize Party B to collect all the fund in all Party A’s accounts in the Industrial and Commercial Bank of China to compensate for the debts in this contract. For the overdue loan, Party B will collect the penalty interest          above the contracted interest rate. And for the unpaid interest, Party B will collect the compound interest         above the contracted interest rate.

8.6 If Party A does not use the fund according to the purpose of the loan, Party B has the right to stop disbursement of the loan, has the right to collect part or all of the loan or cancel the contract. For the loan not used for the purpose of the contract, Party B will collect the penalty interest based on the days when the loan is not used according to the contract and          above the contracted interest rate. And for the unpaid interest, Party B will collect the compound interest based on          above the contracted interest rate.

8.7 For the interest not paid by Party A on the interest date during the loan term, compound interest will be collected according to the contracted interest rate. If the loan is overdue, compound interest will be calculated according to item 8.5.

8.8 If situation described by 8.5 and 8.6 both exist, Party B will select to penalize the severe one, not both of them.

8.9 If Party A has one of the following activities, Party A shall correct its behavior and adopt satisfactory remedies within 7 days after notice from Party B. Otherwise, Party B has the right to take back part or all of the loans in advance and collect daily liquidation damages based on overdue interest rate.

8.9.1 provide false or materially misstated balance sheets, income statement and other financial statements;

8.9.2 not assist or refuse the supervision of Party B for its use of the loan and activities of production, management and finance;

8.9.3 transfer or dispose or threaten to transfer or dispose its major assets;

8.9.4 major or all part of its assets are possessed by the creditors, taken by designated trustees or similar people or its assets are frozen, which may cause severe damage to Party B;

8.9.5 activities such as leasing, business combination, business acquisition, spin-off, stock change, transfer and activities which affect Party B’s rights and endanger the Party B’s interest as a creditor;

8.9.6 incidence such as change of residence, mailing address, business scope, legal representative, etc., or major investment outside the company which affect adversely or endanger Party B’s interest as a creditor;

8.9.7 major business dispute or deterioration of financial condition, etc. which affect adversely or endanger Party B’s interest as a creditor;

8.9.8 other activities or incidents which affect adversely or endanger Party B’s interest as a creditor;

Item 9 Effectiveness, Modification, Cancellation and Termination of the Contract

9.1 This contract shall come into effect on the date it is signed and stamped by Party A and Party B. If there is a guarantee, the contract shall come into effect after the guarantee contract comes into effect. The contract shall terminate on the date when the principal, interest, compound interest, penalty interest, liquidated damage and other fees are fully paid.

9.2 If one of the following circumstances occur, Party B has the right to cancel the contract and request Party A to prepay the principal and interest and compensate for the loss:

9.2.1 the business of Party A is stopped or terminated, the business license is suspended or stopped;

9.2.2 the guarantee of this contract has changes not favorable to Party B’s right as a creditor and Party A fails to provide new guarantee upon Party B’s request;

9.2.3 Party A does not repay the loan when it is due, does not use the loan for its contracted purpose, does not pay the interest or conducts other activities that are breach of contract.

9.3 If Party A requests the extension of the loan, Party A shall send the written application and the guarantor’s agreement of continuing its guarantee to Party B 30 days before the contract expires. Upon the approval of Party B and signing of the extension contract, the loan under the contract will be extended. Before the signing of the extension contract, this contract is still under performance.

9.4 After the contract comes into effect, neither Party A nor Party B can modify or cancel this contract by itself. If there is a need to modify or cancel this contract, Party A and Party B shall agree after consultations and come into written agreement. Before the written agreement is made, this contract is still under performance.

Item 10 Resolution of Disputes

10.1 Disputes arise from the performance of this contract shall be solved by consultation of Party A and Party B. If consultations are unsuccessful, resolution shall be made according to item 10.1.2;

10.1.1 Arbitrage by         ;

10.1.2 File lawsuit to the local court where Party B is located;

Item 11 Other Matters of Mutual Agreement

11.1 Party A shall disclose its related parties and related party transactions completely, accurately and in a timely manner. If Party A does not disclose the above information or Party A and its related parties have the following circumstances which may affect Party A adversely to fulfill its obligation under this contract, Party B has the right to adopt the remedies according to this contract or business regulations.

1) the deterioration of finance conditions of Party A’s related parties;

2) Party A and its related parties are under investigation of or penalized by legal, tax or business authorities;

3) the relationship of controlling and being controlled is changed between Party A and its related parties;

4) the related party of Party A is involved in or may be involved in major business disputes, lawsuits or arbitrations;

5) the major investors, key managers of Party A have abnormal changes or are involved in illegal activities and are investigated by legal authorities or restricted of personal freedom;

6) other incidents of the related parties of Party A which may affect Party A adversely.

According to “Corporate Accounting Standards- disclosure of related parties and related party transactions”, the related party refers to:

1)	Companies which are directly or indirectly controlled by Party A, companies which directly or indirectly control Party A or companies, together with Party A, are controlled by one company;

2)	the co-operative company of Party A;

3)	the joint-venture of Party A;

4)	the major investors, key managers or close family members;

5)	Companies which are controlled by the major investors, key managers or close family members;

The other words used here have the same meaning as the same words used in “Corporate Accounting Standards- disclosure of related parties and related party transactions”.

11.2

11.3

11.4

Item 12 Exhibits

12.1 The exhibits in this contract are non-separable parts of the contract and have the same legal validity as the contract main part.

12.2 During the performance of the contract, if the withdraw date and the payment date are not on bank working days, they will be on the next bank working days.

12.3 There are three copies of the contract. One shall be held each by Party A, Party B and the         , and shall have the same legal validity.

Party A (seal)	Party B (seal)

Legal Representative	Responsible person

[ DATE ]	[ DATE ]